Exhibit 99

July 31, 2008

HELMERICH & PAYNE, INC. ANNOUNCES THIRD QUARTER EARNINGS

AND NEW CONTRACTS

Helmerich & Payne, Inc. reported record net income of $125,369,000 ($1.18 per diluted share) from operating revenues of $522,517,000 for its third fiscal quarter ended June 30, 2008, compared with net income of $115,204,000 ($1.09 per diluted share) from operating revenues of $421,274,000 during last year’s third fiscal quarter ended June 30, 2007.  Included in this year’s third quarter’s net income are $0.09 per share of after-tax gains from the sale of portfolio securities and $0.04 per share from the sale of drilling equipment and insurance settlements, as well as a charge equivalent to $0.07 per share (after-tax) from the in-process research and development write-off corresponding to the previously announced acquisition of TerraVici Drilling Solutions.  Included in third quarter net income for 2007 were gains of $0.15 per share from the sale of portfolio securities and $0.06 per share from the sale of drilling equipment and insurance settlements.

For the nine months ended June 30, 2008, the Company reported net income of $335,253,000 ($3.16 per diluted share) from operating revenues of $1,452,824,000 compared with net income of $332,851,000  ($3.17 per diluted share) from operating revenues of $1,180,209,000 during the nine months ended June 30, 2007.  Included in net income were gains from the sale of portfolio securities and drilling equipment, and gains from insurance settlements of $0.21 per share for the first nine months of fiscal 2008 and $0.60 per share for the first nine months of fiscal 2007.  Also included in the net income corresponding to the first nine months of fiscal 2008 is the above mentioned in-process research and development charge of $0.07 per share.

Helmerich & Payne, Inc. also announced today that, since its last announcement in late May, it had signed 18 long-term contracts with eight exploration and production companies to operate 18 new FlexRigs®*.  The names of the customers and other terms were not disclosed.  Since the beginning of this fiscal year, the Company has announced 50 new contracts for the construction and operation of 50 new FlexRigs under long-term contracts with firm term durations of three years or greater.  This also brings to 127, the total number of long-term commitments for new FlexRigs that have been announced by the Company since March, 2005.  To date, 95 of the 127 new builds have been completed, with the remaining 32 scheduled for completion by the end of fiscal 2009.  Upon completion of these commitments, FlexRigs will represent over 70% of the Company’s global fleet and over 80% of its U.S. land rig fleet.

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News Release

July 31, 2008

Company President and C.E.O., Hans Helmerich commented, “This past quarter’s results in our U.S. land rig operations and the announcement of 18 more new build orders further validate the Company’s leadership in implementing new technology in the field. We believe that as FlexRigs continue to meet and exceed expectations in the field and bring meaningful value to our customers with safer and lower cost wells, demand for both the FlexRig and the organizational competence H&P delivers, will provide more opportunities for growth in both our U.S. and international operations.”

All three of the Company’s drilling segments recorded improved results compared with the previous quarter.  The Company’s U.S. land rig segment operating income increased sequentially by 11% to $159,413,000 for this year’s third quarter, from $143,740,000 during this year’s second quarter.  Last year’s third quarter U.S. land rig segment operating income was $114,619,000.  Segment operating income grew during the quarter as a result of both increased average margins per rig day and growth in total rig activity driven primarily by the Company’s new build program.  Average margins for the quarter increased to $13,365 per rig day, compared to $12,858 per rig day in the previous quarter, a $507 per day increase.  Total revenue days for the recent quarter increased by 7% over the previous quarter as the Company’s average rig utilization remained high, totaling 96% for this year’s third quarter, compared to 94% for the previous quarter.

The Company’s offshore operations reported segment operating income of $12,013,000 for the third quarter of fiscal 2008, compared with $3,603,000 for the second quarter of fiscal 2008 and $4,553,000 for the third quarter of fiscal 2007.   The recent commencement of operations of two additional platform rigs in the Gulf of Mexico and one rig offshore Trinidad helped increase third quarter average dayrates, margins and rig utilization compared to the same statistics in the second quarter.  Total activity days in the offshore operations during the quarter were 732, compared with 514 days during the second quarter of fiscal 2008, and 546 activity days during the same period last year.  By the end of this year’s third quarter, eight of the Company’s nine platform rigs were working.

Segment operating income for the Company’s international land operations was $17,492,000 during this year’s third quarter, compared with $12,752,000 during this year’s second quarter and $28,873,000 during last year’s third quarter.  This year’s second quarter income included an accounting adjustment of $5.9 million relating to the depreciation of certain assets recorded in prior years.  Average rig utilization for the third

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News Release

July 31, 2008

quarter of 2008 was 79%, compared with 73% for the second quarter of fiscal 2008 and 90% for the third quarter of fiscal 2007.  By the end of the third quarter, 24 of the Company’s 27 international land rigs were working.  In addition, the first of seven previously announced new international FlexRigs was completed and is currently being mobilized to its location in Latin America.

Helmerich & Payne, Inc. is primarily a contract drilling company.  As of July 31, 2008, the Company’s existing fleet included 181 U.S. land rigs, 27 international land rigs and nine offshore platform rigs.

Helmerich & Payne, Inc.’s conference call/webcast is scheduled to begin this morning at 11:00 a.m. ET (10:00 a.m. CT) and can be accessed at http://www.hpinc.com under Investors.  If you are unable to participate during the live webcast, the call will be archived on H&P’s website indicated above.

Statements in this release and information disclosed in the conference call and webcast that are “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 are based on current expectations and assumptions that are subject to risks and uncertainties. For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion & Analysis of Results of Operations and Financial Condition” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q.  As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements.

*FlexRig® is a registered trademark of Helmerich & Payne, Inc.

Contact:  Juan Pablo Tardio

(918) 588-5383

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News Release

July 31, 2008

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	March 31	June 30		June 30
CONSOLIDATED STATEMENTS OF INCOME	2008	2008	2007	2008	2007

Operating Revenues:
Drilling – U.S. Land	$365,263	$391,755	$303,514	$1,104,662	$842,559
Drilling – Offshore	29,789	47,298	29,626	104,368	94,083
Drilling – International Land	75,757	80,585	85,357	234,944	235,153
Other	2,835	2,879	2,777	8,850	8,414
	473,644	522,517	421,274	1,452,824	1,180,209

Operating costs and other:
Operating costs, excluding depreciation	253,958	274,168	229,025	763,921	627,948
Depreciation	51,872	51,210	38,125	147,066	101,228
General and administrative	14,090	14,723	11,538	42,716	35,501
Research and development	—	522	—	522	—
In-process research and development	—	11,129	—	11,129	—
Gain from involuntary conversion of long-lived assets	—	(5,426)	(5,900)	(10,236)	(11,070)
Income from asset sales	(1,946)	(1,616)	(6,186)	(4,404)	(39,008)
	317,974	344,710	266,602	950,714	714,599

Operating income	155,670	177,807	154,672	502,110	465,610

Other income (expense):
Interest and dividend income	1,220	1,034	962	3,369	3,240
Interest expense	(4,773)	(4,651)	(3,260)	(14,255)	(6,092)
Gain on sale of investment securities	5,476	16,388	25,298	21,994	51,812
Other	180	66	120	(370)	250
	2,103	12,837	23,120	10,738	49,210

Income before income taxes and equity in income of affiliate	157,773	190,644	177,792	512,848	514,820

Income tax provision	58,784	70,187	64,960	189,117	188,396

Equity in income of affiliate net of income taxes	3,065	4,912	2,372	11,522	6,427
NET INCOME	$102,054	$125,369	$115,204	$335,253	$332,851

Earnings per common share:
Basic	$0.98	$1.20	$1.11	$3.22	$3.22
Diluted	$0.96	$1.18	$1.09	$3.16	$3.17

Average common shares outstanding:
Basic	103,883	104,530	103,323	103,973	103,292
Diluted	106,090	106,689	105,313	106,130	104,990

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News Release

July 31, 2008

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

CONSOLIDATED CONDENSED BALANCE SHEETS	6/30/08	9/30/07

ASSETS
Cash and cash equivalents	$99,018	$89,215
Other current assets	512,381	409,749
Total current assets	611,399	498,964
Investments	218,869	223,360
Net property, plant, and equipment	2,534,931	2,152,616
Other assets	13,322	10,429
TOTAL ASSETS	$3,378,521	$2,885,369

LIABILITIES AND SHAREHOLDERS’ EQUITY
Total current liabilities	$272,108	$226,612
Total noncurrent liabilities	485,241	398,241
Long-term notes payable	455,000	445,000
Total shareholders’ equity	2,166,172	1,815,516

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,378,521	$2,885,369

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News Release

July 31, 2008

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

	Nine Months Ended
	June 30
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS	2008	2007

OPERATING ACTIVITIES:
Net income	$335,253	$332,851
Depreciation	147,066	101,228
In-process research and development	11,129	—
Changes in assets and liabilities	(1,077)	58,137
Gain from involuntary conversion of long-lived assets	(10,236)	(11,070)
Gain on sale of assets and investment securities	(26,268)	(90,682)
Other	(12,279)	(5,065)
Net cash provided by operating activities	443,588	385,399

INVESTING ACTIVITIES:
Capital expenditures	(509,018)	(681,149)
Insurance proceeds from involuntary conversion of long-lived assets	13,926	11,070
Proceeds from sale of assets and investments	31,584	158,464
Acquisition of business, net of cash acquired	(12,024)	—
Net cash used in investing activities	(475,532)	(511,615)

FINANCING ACTIVITIES:
Dividends paid	(14,060)	(13,971)
Repurchase of common stock	—	(17,621)
Net increase (decrease) in bank overdraft	4,465	(11,293)
Proceeds from exercise of stock options	14,267	3,277
Net proceeds from short-term and long-term debt	12,259	201,279
Excess tax benefit from stock-based compensation	24,816	1,254
Net cash provided by financing activities	41,747	162,925

Net increase in cash and cash equivalents	9,803	36,709
Cash and cash equivalents, beginning of period	89,215	33,853
Cash and cash equivalents, end of period	$99,018	$70,562

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News Release

July 31, 2008

SEGMENT REPORTING

	Three Months Ended			Nine Months Ended
	March 31	June 30		June 30
	2008	2008	2007	2008	2007
	(in thousands, except days and per day amounts)
U.S. LAND OPERATIONS
Revenues	$365,263	$391,755	$303,514	$1,104,662	$842,559
Direct operating expenses	181,757	187,771	157,758	535,093	417,514
General and administrative expense	4,257	4,801	3,625	13,452	10,228
Depreciation	35,509	39,770	27,512	109,123	72,008
Segment operating income	$143,740	$159,413	$114,619	$446,994	$342,809

Revenue days	14,272	15,263	12,371	43,422	34,075
Average rig revenue per day	$24,415	$24,543	$23,401	$24,329	$23,537
Average rig expense per day	$11,557	$11,178	$11,619	$11,212	$11,063
Average rig margin per day	$12,858	$13,365	$11,782	$13,117	$12,474
Rig utilization	94%	96%	96%	95%	97%

OFFSHORE OPERATIONS
Revenues	$29,789	$47,298	$29,626	$104,368	$94,083
Direct operating expenses	21,918	31,166	21,748	72,295	66,595
General and administrative expense	1,114	1,276	907	3,488	3,865
Depreciation	3,154	2,843	2,418	8,855	7,885
Segment operating income	$3,603	$12,013	$4,553	$19,730	$15,738

Revenue days	514	732	546	1,706	1,656
Average rig revenue per day	$41,209	$51,309	$30,263	$45,711	$33,095
Average rig expense per day	$29,144	$31,181	$21,734	$29,483	$21,921
Average rig margin per day	$12,065	$20,128	$8,529	$16,228	$11,174
Rig utilization	65%	89%	67%	70%	67%

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News Release

July 31, 2008

SEGMENT REPORTING

	Three Months Ended			Nine Months Ended
	March 31	June 30		June 30
	2008	2008	2007	2008	2007
	(in thousands, except days and per day amounts)
INTERNATIONAL LAND OPERATIONS
Revenues	$75,757	$80,585	$85,357	$234,944	$235,153
Direct operating expenses	50,129	55,093	49,166	156,004	142,530
General and administrative expense	1,300	1,182	670	3,420	2,264
Depreciation	11,576	6,818	6,648	24,120	17,538
Segment operating income	$12,752	$17,492	$28,873	$51,400	$72,821

Revenue days	1,795	1,951	2,235	5,727	6,863
Average rig revenue per day	$39,695	$38,709	$34,200	$37,570	$29,583
Average rig expense per day	$25,299	$25,638	$18,246	$23,704	$16,253
Average rig margin per day	$14,396	$13,071	$15,954	$13,866	$13,330

Rig utilization	73%	79%	90%	77%	93%

Operating statistics exclude the effects of offshore management contracts, gains and losses from translation of foreign currency transactions, and do not include reimbursements of “out-of-pocket” expenses in revenue per day, expense per day and margin calculations.

A management contract for a customer-owned offshore rig working in an international location was moved from the International segment to the Offshore segment in the fourth quarter of fiscal 2007. The amounts for Offshore and International land segments for the three and nine months ended June 30, 2007 have been restated to reflect this change.

Reimbursed amounts were as follows:

U.S. Land Operations	$16,809	$17,158	$14,016	$48,244	$40,521
Offshore Operations	$3,343	$4,296	$3,639	$10,501	$11,183
International Land Operations	$4,505	$5,066	$8,570	$19,784	$31,550

With the growth of the drilling segments, the previously reported Real Estate segment has become a smaller percentage of total segment operating income. As a result, the Real Estate segment has been included with other non-reportable business segments. The three months ended March 31, 2008, and the three and nine months ended June 30, 2007, have been restated to reflect this change.

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News Release

July 31, 2008

Segment operating income is a non-GAAP financial measure of the Company’s performance, as it excludes general and administrative expenses, corporate depreciation, income from asset sales and other corporate income and expense.  The Company considers segment operating income to be an important supplemental measure of operating performance for presenting trends in the Company’s core businesses.  This measure is used by the Company to facilitate period-to-period comparisons in operating performance of the Company’s reportable segments in the aggregate by eliminating items that affect comparability between periods.  The Company believes that segment operating income is useful to investors because it provides a means to evaluate the operating performance of the segments and the Company on an ongoing basis using criteria that are used by our internal decision makers.  Additionally, it highlights operating trends and aids analytical comparisons.  However, segment operating income has limitations and should not be used as an alternative to operating income or loss, a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect the Company’s operating performance in future periods.

The following table reconciles segment operating income per the information above to income before income taxes and equity in income of affiliates as reported on the Consolidated Statements of Income (in thousands).

SEGMENT REPORTING

	Three Months Ended			Nine Months Ended
	March 31	June 30		June 30
	2008	2008	2007	2008	2007
Operating Income
U.S. Land	$143,740	$159,413	$114,619	$446,994	$342,809
Offshore	3,603	12,013	4,553	19,730	15,738
International Land	12,752	17,492	28,873	51,400	72,821
Other	1,301	(10,421)	1,285	(7,596)	3,713
Segment operating income	$161,396	$178,497	$149,330	$510,528	$435,081
Corporate general and administrative	(7,419)	(7,464)	(6,336)	(22,356)	(19,144)
Other depreciation	(1,003)	(1,087)	(945)	(3,019)	(1,994)
Inter-segment elimination	750	819	537	2,317	1,589
Gain from involuntary conversion of long-lived assets	—	5,426	5,900	10,236	11,070
Income from asset sales	1,946	1,616	6,186	4,404	39,008
Operating income	$155,670	$177,807	$154,672	$502,110	$465,610

Other income (expense):
Interest and dividend income	1,220	1,034	962	3,369	3,240
Interest expense	(4,773)	(4,651)	(3,260)	(14,255)	(6,092)
Gain on sale of investment securities	5,476	16,388	25,298	21,994	51,812
Other	180	66	120	(370)	250
Total other income (expense)	2,103	12,837	23,120	10,738	49,210

Income before income taxes and equity in income of affiliate	$157,773	$190,644	$177,792	$512,848	$514,820

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